SOMMER & SCHNEIDER LLP
                        595 STEWART AVENUE, SUITE 710
                         GARDEN CITY, NEW YORK 11530

Herbert H. Sommer	                            			  Telephone (516) 228-8181
Joel C. Schneider				                              Facsimile (516) 228-8211



                            			March 29, 2000


Board of Directors
BusinessMall.Com, Inc.
601 Cleveland Street, Suite 930
Clearwater, FL  33755

Gentlemen:

	I am Securities Counsel to BusinessMall.Com, Inc. (f/k/a Progressive Telecommunications Corporation) (the "Corporation"), a Nevada corporation. This opinion letter has been prepared in connection with the Corporation's registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission relating to the proposed offering of an aggregate of 9,476,470 shares of the Corporation's common stock, par value $.001 per share, all of which shares (the "Shares") were issued or will be issued by the Corporation in accordance with the terms of the following: (1) 2,170,175 Warrants exercisable at the price of $2.50 per Share and expire on December 31, 2000; (2) 985,000 Warrants exercisable at the price of $1.00 per Share and expire on February 2002; (3) 968,667 Warrants exercisable at the price of $1.50 per Share and expire on December 31, 2002; (4) 375,000 Warrants exercisable at the price of $3.88 per Share and expire on March 31, 2003; (5) Convertible debentures in the aggregate principal amount of $502,500, convertible into 335,000 Shares convertible at $1.50 per Share; (6) Convertible debentures in the aggregate principal amount of $1,500,000, convertible into 773,196 Shares based on 150% of the initial conversion price of $3.44 per Share; and (7) an aggregate of 3,869,464 Shares issued by the Corporation pursuant to Stock Purchase Agreements, in lieu of contracting services, in lieu of equipment, in connection with conversion of debt and consulting agreements. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of
Item 601(b)(5) of Regulation S-K, 17 C.F.R. (s) 229.601 (b)(5) in connection with the Registration Statement.

	For purposes of this opinion letter, I have examined copies of the following documents:

	1.	An executed copy of the Registration Statement;
	2.	Executed copies of the Warrants;
	3.	Executed copies of Convertible Debentures;
	4.	Certificate of Incorporation, with all amendments thereto;
	5.	The By-laws of the Corporation; and
	6.	Resolutions of the Board of Directors dated:

		i. August 18, 1999
		ii. September 10, 1999
		iii. September 28, 1999
		iv. October 22, 1999
		v. October 26, 1999
		vi. November 10, 1999
		vii. November 23, 1999
		viii. December 1, 1999
		ix. December 30, 1999
		x. January 11, 2000
		xi. January 13, 2000
		xii. January 25, 2000
		xiii. January 27, 2000
		xiv. January 28, 2000
		xv. February 3, 2000
		xvi. February 14, 2000
		xvii. February 15, 2000
		xviii. February 17, 2000
		xix. February 24, 2000
		xx. February 29, 2000
		xxi. March 9, 2000
		xxii. March 20, 2000
		xxiii. March 22, 2000
		xxiv. March 23, 2000.
  xxv. March 29, 2000.

	In my examination of the aforesaid documents, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to me, and the conformity with the original documents of all documents submitted to me as certified, telecopies, photostatic, or reproduced copies. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

	This opinion letter is based as to matters of law solely on the Nevada General Corporation Law. I express no opinion herein as to any other laws, statutes, regulations or ordinances.

	Based upon, subject to and limited by the foregoing, I am of the opinion that following (i) effectiveness of the Registration Statement, (ii) issuance of the Shares pursuant to the terms of the warrants and debentures, and(iii) receipt by the Corporation of the consideration for the Shares specified in the warrants and debentures and resolutions of the Board of Directors, the Shares will be validly issued, fully paid and nonassessable under the Nevada General Corporation Law.

	I assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without my prior written consent.

	I hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement. In giving this consent, I do not hereby admit that I am an "expert" within the meaning of the Securities Act of 1933, as amended.

                        			Very truly yours,

                    			SOMMER & SCHNEIDER LLP

                    			/s/ Joel C. Schneider

                    			Joel C. Schneider

JCS/md
Board of Directors
BusinessMall.Com, Inc.
March 29, 2000
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